Exhibit 99.1

RailAmerica To Participate In The Merrill Lynch Global Transportation Conference

Boca Raton, FL, June 15, 2004 – Donald Redfearn, President and Chief Administrative Officer for RailAmerica, Inc. (NYSE: RRA), will participate in a regional railroad panel discussion at the Merrill Lynch Global Transportation Conference on Wednesday, June 16, 2004.

The presentation, scheduled to begin at 2:20 p.m. ET, will be audio webcast live at the following web site: http://www.wsw.com/webcast/ml25/panel7/. In addition, a link to the webcast will be provided on RailAmerica’s website: www.railamerica.com. A replay of the presentation will be available for 14 days on the RailAmerica website shortly after the presentation ends.

RailAmerica, Inc., based in Boca Raton, Fla., is a leading short line and regional rail service provider with 47 railroads operating approximately 12,000 miles in the United States, Canada, and Australia. The Company is a member of the Russell 2000® Index.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events and the performance of RailAmerica that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, fuel costs, foreign currency risks, failure to successfully integrate acquisitions, failure to service debt, failure to successfully market and sell non-operating/non-strategic properties and assets when scheduled or at all, failure to accomplish new marketing initiatives, economic and weather conditions, customer demand, increased competition in the relevant market, and others. In particular, forward-looking statements regarding earnings of the Company and entities to be acquired are subject to inherent economic, financial and operating uncertainties, including changes in economic and weather conditions, the ability to retain key customers and the impact of unforeseen costs and liabilities of such entities. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.